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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                 FILED PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 1, 2001


                       MERISTAR HOSPITALITY CORPORATION
            (Exact name of registrant as specified in its charter)


         MARYLAND                    1-11903               75-2648842
(State or other jurisdiction    (Commission File          (IRS Employer
     of incorporation)               Number)         Identification Number)


                          1010 Wisconsin Avenue, N.W.
                            Washington, D.C. 20007
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (202) 295-1000
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ITEM 5.  OTHER EVENTS

     Until January 1, 2001, we leased all but eight of our hotels to subsidiaries of MeriStar Hotels & Resorts, Inc. Each of those leases was a 12-year participating lease under which MeriStar Hotels & Resorts was required to pay us a fixed base rent plus participating rent based on a percentage of revenues at the hotel.

     Changes to the federal tax laws governing REITs were enacted in 1999 and became effective on January 1, 2001. Under those changes, we are permitted to create subsidiaries that lease the property we currently own and are taxable in a manner similar to subchapter C corporations. Because of these changes in the tax laws, we have formed a number of wholly-owned taxable subsidiaries. We and subsidiaries of MeriStar Hotels & Resorts assigned the participating leases to our taxable subsidiaries and the taxable subsidiaries entered into management agreements with a subsidiary of MeriStar Hotels & Resorts to manage our hotels. Under these management agreements, the taxable subsidiaries pay the MeriStar Hotels & Resorts subsidiary a management fee. The taxable subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics and terms of the former leases.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Pro forma financial data of the registrant is attached as part of
Exhibit 99.1 to this report. Exhibit 99.1 is the only exhibit to this report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MERISTAR HOSPITALITY CORPORATION


Date:  February 5, 2001                 /s/ Christopher L. Bennett
                                        ---------------------------------------
                                        Christopher L. Bennett
                                        Vice President, Legal and Secretary
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                                 EXHIBIT INDEX



EXHIBIT           DESCRIPTION
-------           -----------

99.1              Additional information of the registrant.